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                                   EXHIBIT 21

                      SATELLITE TECHNOLOGY MANAGEMENT, INC.
                                  SUBSIDIARIES



      The subsidiaries of the Company are:             Percentage Ownership
           Telecom Multimedia Systems, Inc.              72.5%
           One Mauchly
           Irvine, California  92618

           STM do Brasil                                100.0%
           Avenida das Americas, 3333
           Sala 801
           22631-003 Rio de Janeiro, Brazil

           STM  de Mexico , S. A de C.V.                100.0%
           Madrid #11 Col. El Carmen Coyoacan
           04100, Mexico DF

           STM Sales Corp.                              100.0%
           134 West Soledad Avenue
           Suite 401
           Agana, Guam 96910

           Direc-to-Phone                               100.0%
           One Mauchly
           Irvine, CA  92618


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